EXHIBIT 23.4

                                  Exhibit 23.4
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VoiceStream Wireless Corporation of our report dated February 21, 2000, except for Note 21 for which the date is February 25, 2000, relating to the consolidated financial statements of Omnipoint Corporation as of December 31, 1999, which appears in the Form 8-K of VoiceStream Wireless Corporation dated September 29, 2000.

/s/ PricewaterhouseCoopers LLP

Boston, MA
February 6, 2001